Consent of Independent Registered Public Accounting Firm

The Board of Directors

Wordlogic Corporation

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Wordlogic Corporation (“Company”) dated May 27, 2010, of our report dated April 14, 2010, relating to the Company’s financial statements appearing in the Form 10-K for each of the years ended December 31, 2009 and 2008.

     /s/ M&K CPAS, PLLC

    Houston, Texas

    May 27, 2010